Exhibit 99.1
Xylem Inc.
301 Water Street SE, Suite, 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts: Media Investors
Houston Spencer +1 (914) 240-3046 Andrea van der Berg +1 (914) 260-8612
houston.spencer@xylem.com andrea.vanderberg@xylem.com

Xylem Reports Second Quarter 2024 Results and Raises Full-Year Guidance

•Revenue of $2.2 billion, up 26% on a reported basis and 9% organically
•Earnings per share of $0.80, up 78%; $1.09 on an adjusted basis, up 11%
•Raising full-year revenue guidance to $8.55 billion, up approximately 16%, with organic revenue growth of 5% to 6%, up from 4% to 6%
•Increasing full-year adjusted EPS guidance to $4.18 to $4.28, from $4.10 to $4.25

WASHINGTON, D.C., (July 30, 2024) – Xylem Inc. (NYSE: XYL), a leading global water technology company that empowers customers and communities to build a more water-secure world, today reported second-quarter results. The Company’s total revenue was $2.2 billion on strong execution and demand, and second-quarter earnings per share were up 78 percent on a reported basis and 11 percent on an adjusted basis, exceeding Xylem’s previous guidance. Orders grew 12 percent on a reported basis and declined 1 percent organically.

“The team continued to build on Xylem’s momentum and outperformed expectations on all metrics in the second quarter,” said Xylem’s President and CEO, Matthew Pine. “Healthy demand, combined with the team’s disciplined operational execution, delivered significant margin expansion in the quarter. Evoqua integration and synergies are also well on track.”

“We are further raising our full-year revenue, margin and earnings guidance. We are confident in the team’s commitment to realizing our operational potential, and underlying demand in our largest markets remains resilient despite likely macro variability in the second half. Our diversified portfolio of mission-critical solutions is ideally positioned to meet global demand from intensifying water challenges.”

Net income was $194 million, or $0.80 per share. Net income margin increased 360 basis points to 8.9 percent. These results are driven by strong operational performance, partially offset by higher purchase accounting intangible amortization. Adjusted net income was $266 million, or $1.09 per share, which excludes the impacts of restructuring and realignment costs, amortization of acquired intangible assets, gain/loss from sale of businesses, special charges, and tax-related special items.

Second-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 20.8 percent, reflecting a year-over-year increase of 170 basis points. Productivity savings, volume, and price drove the margin expansion, exceeding the impact of inflation, strategic investments and mix.

Outlook

Xylem now expects full-year 2024 revenue of $8.55 billion, up approximately 16 percent on a reported basis and up approximately 5 to 6 percent on an organic basis. This represents an increase from the

Company’s previous full-year guidance of 15 to 16 percent on a reported basis and 4 to 6 percent on an organic basis.

Full-year 2024 adjusted EBITDA margin is expected to be approximately 20.5 percent, increased from the previous guide of 20.0 percent. This results in adjusted earnings per share of $4.18 to $4.28, raised from the previous range of $4.10 to $4.25. Full-year free cash flow conversion to net income is expected to be at least 120 percent, an increase compared to the prior guidance of 115 percent.

Further 2024 planning assumptions are included in Xylem’s second-quarter earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Supplemental information on Xylem’s second-quarter earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###
About Xylem

Xylem (XYL) is a leading global water technology company committed to solving the world’s critical water challenges with innovation and expertise. Our 23,000 diverse employees delivered combined pro forma revenue of $8.1 billion in 2023. We are creating a more sustainable world by enabling our customers to optimize water and resource management and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, interest rates, inflation and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including the ongoing and possible escalation of the conflicts involving Russia and Ukraine, and the Middle East, as well as regulatory, economic and other risks associated with our global sales and operations, including those related to domestic content requirements applicable to projects receiving governmental funding; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including electronic components (in particular, semiconductors); disruptions in operations at our facilities or that of third parties upon which we rely; uncertainty related to the realization of the benefits and synergies from our acquisition of Evoqua Water Technologies Corp.; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including with respect to meeting performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain and attract leadership and other diverse and key talent, as well as competition for overall talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around restructuring and realignment actions and related costs and savings; our ability to execute strategic investments for growth, including related to acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; risks related to our sustainability commitments and related disclosures; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; financial market risks related to our pension and other defined benefit plans; failure to comply with, or changes in, laws or regulations, including those pertaining to our business conduct, operations, products and services, including anti-corruption, data privacy and security, trade, competition, the environment, climate change and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 ("2023 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

	Three Months		Six Months
For the periods ended March 31,	2024	2023	2024	2023
Revenue from products	$1,802	$1,501	$3,492	$2,809
Revenue from services	367	221	710	361
Revenue	2,169	1,722	4,202	3,170
Cost of revenue from products	1,079	916	2,100	1,707
Cost of revenue from services	271	155	531	266
Cost of revenue	1,350	1,071	2,631	1,973
Gross profit	819	651	1,571	1,197
Selling, general and administrative expenses	485	446	959	800
Research and development expenses	58	58	117	111
Restructuring and asset impairment charges	23	28	33	36
Operating income	253	119	462	250
Interest expense	11	12	25	21
Other non-operating income, net	4	7	10	11
(Loss) on sale of business	1	—	(4)	—
Income before taxes	247	114	443	240
Income tax expense	53	22	96	49
Net income	$194	$92	$347	$191
Earnings per share:
Basic	$0.80	$0.45	$1.43	$0.99
Diluted	$0.80	$0.45	$1.43	$0.98
Weighted average number of shares:
Basic	242.6	205.5	242.2	193.0
Diluted	243.5	206.7	243.3	194.0

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$815	$1,019
Receivables, less allowances for discounts, returns and credit losses of $54 and $56 in 2024 and 2023, respectively	1,675	1,617
Inventories	1,057	1,018
Prepaid and other current assets	234	230
Total current assets	3,781	3,884
Property, plant and equipment, net	1,144	1,169
Goodwill	7,509	7,587
Other intangible assets, net	2,374	2,529
Other non-current assets	957	943
Total assets	$15,765	$16,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$940	$968
Accrued and other current liabilities	1,085	1,221
Short-term borrowings and current maturities of long-term debt	17	16
Total current liabilities	2,042	2,205
Long-term debt	1,981	2,268
Accrued post-retirement benefits	325	344
Deferred income tax liabilities	552	557
Other non-current accrued liabilities	517	562
Total liabilities	5,417	5,936
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 259.1 shares and 257.6 shares in 2024 and 2023, respectively	3	3
Capital in excess of par value	8,660	8,564
Retained earnings	2,774	2,601
Treasury stock – at cost 16.2 shares and 16.0 shares in 2024 and 2023, respectively	(751)	(733)
Accumulated other comprehensive loss	(345)	(269)
Total stockholders’ equity	10,341	10,166
Non-controlling interests	7	10
Total equity	10,348	10,176
Total liabilities and stockholders’ equity	$15,765	$16,112

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the periods ended June 30,	2024	2023
Operating Activities
Net income	$347	$191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	123	69
Amortization	156	83
Share-based compensation	31	27
Restructuring and asset impairment charges	33	36
Loss from sale of business	4	—
Other, net	(4)	(5)
Payments for restructuring	(18)	(9)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(84)	(122)
Changes in inventories	(75)	(57)
Changes in accounts payable	(2)	36
Changes in accrued and deferred taxes	(14)	(86)
Other, net	(120)	(154)
Net Cash – Operating activities	377	9
Investing Activities
Capital expenditures	(147)	(103)
Acquisition of businesses, net of cash acquired	(5)	(476)
Proceeds from sale of business	11	91
Proceeds from the sale of property, plant and equipment	3	—
Cash received from investments	4	—
Cash paid for investments	(7)	—
Cash paid for equity investments	(2)	(56)
Cash received from interest rate swaps	—	38
Cash received from cross-currency swaps	14	14
Other, net	1	3
Net Cash – Investing activities	(128)	(489)
Financing Activities
Short-term debt issued, net	—	74
Short-term debt repaid	(268)	—
Long-term debt issued, net	—	275
Long-term debt repaid	(9)	(1)
Repurchase of common stock	(18)	(9)
Proceeds from exercise of employee stock options	63	40
Dividends paid	(175)	(139)
Other, net	(12)	(5)
Net Cash – Financing activities	(419)	235
Effect of exchange rate changes on cash	(34)	9
Net change in cash and cash equivalents	(204)	(236)
Cash and cash equivalents at beginning of year	1,019	944
Cash and cash equivalents at end of period	$815	$708
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$36	$30
Income taxes (net of refunds received)	$110	$135

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures that we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and "Adjusted Segment EBITDA" reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses and other non-recurring, significant non-cash impacts, such as non-cash impairment charges and significant deferred tax items. Our definitions of "free cash flow" and "free cash flow conversion" do not consider certain non-discretionary cash payments, such as debt.
"Adjusted Free Cash Flow" defined as free cash flow adjusted for significant cash items for which the corresponding income statement impact does not occur within the same fiscal year.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such as those related to acquisitions and integrations, divestitures and non-cash impairment charges.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)					(As Adjusted - Organic)				Constant Currency
		(A)	(B)			(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2024 v. 2023	% Change 2024 v. 2023	Book-to-Bill	Acquisitions/ Divestitures	FX Impact	Change Adj. 2024 v. 2023	% Change Adj. 2024 v. 2023
	2024	2023

Six Months Ended June 30
Xylem Inc.	4,333	3,426	907	26%	103%	(886)	10	31	1%	27%
Water Infrastructure	1,336	1,024	312	30%	111%	(243)	3	72	7%	31%
Applied Water	945	928	17	2%	106%	—	3	20	2%	2%
Measurement and Control Solutions	813	885	(72)	(8)%	86%	—	1	(71)	(8)%	(8)%
Water Solutions and Services	1,239	589	650	110%	107%	(643)	3	10	2%	111%

Quarter Ended June 30
Xylem Inc.	2,087	1,856	231	12%	96%	(265)	11	(23)	(1)%	13%
Water Infrastructure	690	563	127	23%	109%	(89)	5	43	8%	23%
Applied Water	465	445	20	4%	102%	—	3	23	5%	5%
Measurement and Control Solutions	384	470	(86)	(18)%	80%	—	1	(85)	(18)%	(18)%
Water Solutions and Services	548	378	170	45%	91%	(176)	2	(4)	(1)%	46%

Quarter Ended March 31
Xylem Inc.	2,246	1,570	676	43%	110%	(621)	(1)	54	3%	43%
Water Infrastructure	646	461	185	40%	113%	(154)	(2)	29	6%	40%
Applied Water	480	483	(3)	(1)%	110%	—	—	(3)	(1)%	(1)%
Measurement and Control Solutions	429	415	14	3%	93%	—	—	14	3%	3%
Water Solutions and Services	691	211	480	227%	123%	(467)	1	14	7%	228%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2024 v. 2023	% Change 2024 v. 2023	Acquisitions / Divestitures	FX Impact	Change Adj. 2024 v. 2023	% Change Adj. 2024 v. 2023
	2024	2023

Six Months Ended June 30
Xylem Inc.	4,202	3,170	1,032	33%	(782)	11	261	8%	33%
Water Infrastructure	1,205	929	276	30%	(221)	5	60	6%	30%
Applied Water	892	931	(39)	(4)%	—	3	(36)	(4)%	(4)%
Measurement and Control Solutions	944	762	182	24%	—	1	183	24%	24%
Water Solutions and Services	1,161	548	613	112%	(561)	2	54	10%	112%

Quarter Ended June 30
Xylem Inc.	2,169	1,722	447	26%	(302)	13	158	9%	27%
Water Infrastructure	631	519	112	22%	(84)	6	34	7%	23%
Applied Water	456	478	(22)	(5)%	—	4	(18)	(4)%	(4)%
Measurement and Control Solutions	482	384	98	26%	—	2	100	26%	26%
Water Solutions and Services	600	341	259	76%	(218)	1	42	12%	76%

Quarter Ended March 31
Xylem Inc.	2,033	1,448	585	40%	(480)	(2)	103	7%	40%
Water Infrastructure	574	410	164	40%	(137)	(1)	26	6%	40%
Applied Water	436	453	(17)	(4)%	—	(1)	(18)	(4)%	(4)%
Measurement and Control Solutions	462	378	84	22%	—	(1)	83	22%	22%
Water Solutions and Services	561	207	354	171%	(343)	1	12	6%	171%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q2 2024				Q2 2023
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,169	—		2,169	1,722	—		1,722
Operating Income	253	99	a	352	119	140	a	259
Operating Margin	11.7%			16.2%	6.9%			15.0%
Interest Expense	(11)	—		(11)	(12)	—		(12)
Other Non-Operating Income (Expense)	4	—		4	7	—		7
Gain/(Loss) from Sale of Business	1	(1)	b	—	—	—		—
Income before Taxes	247	98		345	114	140		254
Provision for Income Taxes	(53)	(26)	c	(79)	(22)	(30)	c	(52)
Net Income	194	72		266	92	110		202
Diluted Shares	243.5			243.5	206.7			206.7
Diluted EPS	$0.80	$0.29		$1.09	$0.45	$0.53		$0.98

a	Quarter-to-date: Restructuring & realignment costs: 2024 - $29 million and 2023 - $37 million
Special charges: 2024 - $11 million of acquisition & integration cost and $2 million of other special charges; 2023 - $61 million of acquisition & integration related costs and $6 million of other special charges
Purchase accounting intangible amortization: 2024 - $57 million and 2023 - $36 million
c	Quarter-to-date: 2024 - Net tax impact on pre-tax adjustments (note a) of $20 million and other tax special items of $6 million; 2023 - Net tax impact on pre-tax adjustments (note a and b) of $30 million

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2024
	Q1	Q2	Q3	Q4	Total
Net Income	153	194			347
Net Income Margin	7.5%	8.9%			8.3%
Depreciation	61	62			123
Amortization	73	83			156
Interest Expense (Income), net	7	6			13
Income Tax Expense	43	53			96
EBITDA	337	398			735
Share-based Compensation	18	13			31
Restructuring & Realignment	15	29			44
Special Charges	16	13			29
Loss/(Gain) from sale of business	5	(1)			4
Adjusted EBITDA	391	452			843
Revenue	2,033	2,169			4,202
Adjusted EBITDA Margin	19.2%	20.8%			20.1%

2023
	Q1	Q2	Q3	Q4	Total
Net Income	99	92	152	266	609
Net Income Margin	6.8%	5.3%	7.3%	12.6%	8.3%
Depreciation	28	41	63	61	193
Amortization	32	51	84	76	243
Interest Expense (Income), net	2	5	6	8	21
Income Tax Expense	27	22	33	(56)	26
EBITDA	188	211	338	355	1,092
Share-based Compensation	12	15	18	15	60
Restructuring & Realignment	11	36	33	23	103
U.K. Pension Settlement	—	—	—	—	—
Special Charges	25	67	22	22	136
Loss/(Gain) from sale of business	—	—	—	1	1
Adjusted EBITDA	236	329	411	416	1,392
Revenue	1,448	1,722	2,076	2,118	7,364
Adjusted EBITDA Margin	16.3%	19.1%	19.8%	19.6%	18.9%